Exhibit 99.1

S&T Bancorp Inc.

STBA
NASDAQ LISTED

Profile:

S&T Bancorp, Inc. is a $6.0 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 63 branch offices that provide a full range of financial services to individuals and businesses in 16 south-western and southcentral Pennsylvania counties. Additionally, S&T has loan production offices in northeast and central Ohio, and western New York.

Investment Thesis:

- Opportunistic & effective acquisitions/expansions
- Historically high performer
- Loan and deposit growth
- Demonstrated expense discipline and efficiency
- Excellent asset quality
- Stable regional economy
- Long-term Marcellus Shale benefit

Recent Mergers and Expansions:

March 23, 2015
S&T Bank loan production office opens to service **western New York.**

March 4, 2015
S&T Bancorp merges with **Integrity Bancshares** in southcentral PA, adding 8 offices in 4 counties, $789 million in loans, and $722 million in deposits.

June 18, 2014
S&T Bank branch opens in **State College, PA.**

January 21, 2014
S&T Bank loan production office opens to service **central Ohio.**

Key Statistics:

(Data as of 03.31.15)		*(Data as of 03.31.15)*	
Total Assets (in $ millions)	$5,971	Stock Price	$28.38
Common BV/Share	$21.91	Market Cap (in $ millions)	$ 988
Tangible BV/Share	$13.40	Dividend Yield (annualized)	2.54%
		Price/Earnings (LTM)	15.1

63 Branches in 16 Western Pennsylvania Counties & 3 Loan Production Offices in Ohio and New York



Rochester, NY
Akron
Columbus
Pittsburgh
State College
Harrisburg
New Cumberland
York
Lancaster
Philadelphia
Dauphin
Cumberland
York
Lancaster
Clarion
Jefferson
Butler
Armstrong
Clearfield
Centre
Indiana
Allegheny
Pittsburgh
Westmoreland
Cambria
Blair
Washington
S&T Bank
Integrity
Loan Production Offices

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 03.31.15)

	1 YR	3 YR	5 YR	10 YR
STBA	23.01%	12.63%	9.47%	1.06%
NASDAQ Bank	2.55%	15.86%	9.80%	1.38%
KRX-Dow Jones KBW Regional Bank	2.50%	14.59%	10.87%	NA
S&P 500	12.72%	16.07%	14.94%	8.00%

Source: Bloomberg

MEMBER FDIC
EQUAL HOUSING LENDER

S&T Bancorp Inc.

STBA NASDAQ LISTED

Senior Management:

Todd D. Brice
President and Chief Executive Officer

Mark Kochvar
Senior Executive Vice President,
Chief Financial Officer

David G. Antolik
Senior Executive Vice President,
Chief Lending Officer

David P. Ruddock
Senior Executive Vice President,
Chief Operating Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.net

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2015.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Raymond James
William Wallace • 301.657.1548
william.wallace@raymondjames.com

RBC Capital Markets
Jake Civiello • 617.725.2152
jake.civiello@rbccm.com

Financial Highlights:

	2015 First Quarter	2014 Full Year	2013 Full Year
Net Income (in $ thousands)	$12,835	$57,910	$50,539
Diluted Earnings per Share	$0.41	$1.95	$1.70
Dividends Declared per Share	$0.18	$0.68	$0.61
Total Assets (in $ millions)	$5,971	$4,965	$4,533
Total Loans (in $ millions)	$4,690	$3,872	$3,568
Total Deposits (in $ millions)	$4,829	$3,909	$3,672
Return on Average Assets (annualized)	0.99%	1.22%	1.12%
Return on Average Equity (annualized)	7.85%	9.71%	9.21%
Net Interest Margin (FTE) (annualized)	3.48%	3.50%	3.50%
Nonperforming Assets/Loans + OREO	0.41%	0.33%	0.64%
Allowance for Loan Losses/Total Loans	1.03%	1.24%	1.30%
Net Loan Charge-offs (annualized) / Average Loans	0.10%	0.00%	0.25%
Risk-based Capital - Total	11.86%	14.27%	14.36%
Tangible Common Equity/Tangible Assets	8.22%	9.00%	9.03%

Our Reputation Speaks for Itself...

- Named to the prestigous ***Sandler O'Neill Sm-All Stars Class of 2013 and 2014.***
- ***Superior Customer Service***
  Consistently ranked high in customer satisfaction.
- ***American Heart Association***
  S&T recognized as a Gold Level Fit-Friendly Worksite in 2014.

S&T Bank
One customer at a time.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.